UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 6, 2007 (July 31, 2007)

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,
Fu Tian Qu, Shenzhen City
People's Republic of China, 518000
(Address of Principal Executive Offices)

086-755 -83570142 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure off Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2007, the Board of Directors of Home System Group (the "Company"), in accordance with Article Three, Section 1 of the Company's Bylaws, increased the size of the Company's Board of Directors from two to five and elected Guanghan Chen, Binhai Chen, and Jianzhao Zheng (the "Independent Directors") as directors of the Company to fill the vacancies created by such increase, each to serve on the Board of Directors as an "independent director" as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. A copy of the press release announcing such elections is attached to this report as Exhibit 99.1.

The Company has entered into separate Independent Director Agreements and Indemnification Agreements with each of the Independent Directors. Under the terms of the Independent Director Agreements, the Company agreed to pay each Independent Director a fee of RMB20,000 (approximately USD$2,647) as compensation for the services to be provided by them as Independent Directors and agreed to reimburse the Independent Directors for pre-approved reasonable business related expenses incurred in good faith in the performance of the their duties for the Company. Under the terms of the Indemnification Agreements, the Company agreed to indemnify the Independent Directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the Independent Directors in connection with any proceeding if the Independent Director acted in good faith and in the best interests of the Company. This brief description of the terms of the Independent Director Agreements and Indemnification Agreements is qualified by reference to the provisions of the agreements attached to this report as Exhibits 10.1 through 10.6.

Guanghan Chen. Since May 1999, Mr. Chen has served as a professor and senior researcher at the Research Institute of Hong Kong and Macao and the State Council Development Research Center where he teaches courses in economic development theory and policy, industry and regional economics of the Asia-Pacific. Prior to this, Mr. Chen served as deputy director of the Department of Economics in Zhongshan University from June 1997 to May 1999, and as director of the Institute of Hong Kong and Macao and deputy director of the Hong Kong and Macao Research Center from May 1999 to December 2000. Mr. Chen holds a Bachelor's degree in Law and Political Science and a Master's degree in Economics from Huazhong Normal University and a Doctorate in Economics from Wuhan University.

Binhai Chen. Mr. Chen has engaged in accounting, accounting education, auditing, assets evaluation, and tax and management consulting for the past 18 years. Since July 1989, Mr. Binhai Chen has served as an accountant with the Zhongshan City Zhongxin Accounting Firm. Mr. Chen holds a Masters Degree in Accounting from Guangzhou City Jinan University and is a Certified Public Accountant, a Certified Tax Agent and a Certified Public Valuer in China. Mr. Chen is currently the Director of the Guangdong Province Certified Public Accountants Association, the Executive Director of Zhongshan City Certified Public Accountants Association, the Director of Zhongshan City Internal Audit Association and the Director of Zhongshan City Securities Association.

Jianzhao Zheng. Mr. Zheng has engaged in accounting, accounting education, auditing, assets evaluation, and tax and management consulting for the past 10 years and is an expert in the area of auditing and stock restructuring, taxation and corporate mergers and asset reorganization. Since July 1994, Mr. Zheng has served as an accountant with the Zhongshan City Zhongxin Accounting Firm. Mr. Zheng holds a Bachelor Degree in Accounting from Zhongshan City College and holds certifications as a Certified Public Accountant, a Certified Tax Agent and a Certified Public Valuer in China.

There are no arrangements or understandings between any of the Independent Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any of the Independent Directors that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2007, the Company's Board of Directors adopted Amended and Restated Bylaws, which substantially revised the Company's existing Bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board of Directors and is qualified by reference to our Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Report.

Generally, the Amended and Restated Bylaws of the Company update the Company's former Bylaws. The modifications to the former Bylaws include:

(a) a new provision providing that in all offerings of securities pursuant to Regulation S of the Securities Act of 1933, as amended (the "Act"), the Company shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption thereunder;

(b) special meetings of stockholders may now be called by the chief executive officer, president or the Board of Directors, or by the president or secretary at the request in writing of the holders of not less than one-tenth of all the shares issued, outstanding and entitled to vote, instead of the Company's previous Bylaws which provided that special meetings could be called in accordance with the Nevada Revised Statutes, which state that the entire board of directors, any two directors or the president may call special meetings;

(c) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is now not less than ten nor more than sixty days prior to such meeting, as opposed to the provision in the Company's previous Bylaws requiring not more than seventy nor less than ten days notice;

(d) a new provision providing that directors may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote, provided that notice of intention to act upon such matter was provided in the notice calling such meeting;

(e) a new provision providing that no loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, which authority may be general or confined to specific instances; and

(f) a new provision providing that no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the fact as to his relationship or interest and as to the contract or transaction is known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the fact as to his relationship or interest and as to the contract or transaction is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 31, 2007, the Board of Directors of the Company adopted a Business Ethics Policy and Code of Conduct (the "Ethics Policy") that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer. The Ethics Policy will serve as the Company's "code of ethics" (as defined in Item 406(b) of Regulation S-K).

The Ethics Policy addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the Ethics Policy is attached to this report as Exhibit 14.1 and is incorporated herein by reference. The Ethics Policy will also be posted on the corporate governance page of the Company's website at www.homesystemgroup.com as soon as practicable.

Item 8.01. Other Events.

On July 31, 2007, the Board of Directors of the Company established an Audit Committee, a Governance and Nominating Committee and a Compensation Committee and appointed each Independent Director to each committee. The Board of Directors will make a determination regarding the Chairs of each Committee at a later date. Copies of the Audit Committee Charter, the Governance and Nominating Committee Charter, and the Compensation Committee Charter are attached to this report as Exhibits 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference. Each committee charter will also be posted on the corporate governance page of the Company's website at www.homesystemgroup.com as soon as practicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Home System Group, adopted July 31, 2007

10.1	Home System Group Independent Director Agreement, dated as of July 31, 2007, by and between Home System Group and Guanghan Chen

10.2	Home System Group Independent Director Agreement, dated as of July 31, 2007, by and between Home System Group and Binhai Chen

10.3	Home System Group Independent Director Agreement, dated as of July 31, 2007, by and between Home System Group and Jianzhao Zheng

10.4	Indemnification Agreement, dated as of July 31, 2007, by and between Home System Group and Guanghan Chen

10.5	Indemnification Agreement, dated as of July 31, 2007, by and between Home System Group and Binhai Chen

10.6	Indemnification Agreement, dated as of July 31, 2007, by and between Home System Group and Jianzhao Zheng

14.1	Home System Group Business Ethics Policy and Code of Conduct, adopted July 31, 2007

99.1	Press Release dated August 6, 2007

99.2	Home System Group Audit Committee Charter, adopted July 31, 2007

99.3	Home System Group Governance and Nominating Committee Charter, adopted July 31, 2007

99.4	Home System Group Compensation Committee Charter, adopted July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: August 6, 2007	By:	/s/ Weiqiu Li
Weiqiu Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Home System Group, adopted July 31, 2007

10.1	Home System Group Independent Director Agreement, dated as of July 31, 2007, by and between Home System Group and Guanghan Chen

10.2	Home System Group Independent Director Agreement, dated as of July 31, 2007, by and between Home System Group and Binhai Chen

10.3	Home System Group Independent Director Agreement, dated as of July 31, 2007, by and between Home System Group and Jianzhao Zheng

10.4	Indemnification Agreement, dated as of July 31, 2007, by and between Home System Group and Guanghan Chen

10.5	Indemnification Agreement, dated as of July 31, 2007, by and between Home System Group and Binhai Chen

10.6	Indemnification Agreement, dated as of July 31, 2007, by and between Home System Group and Jianzhao Zheng

14.1	Home System Group Business Ethics Policy and Code of Conduct, adopted July 31, 2007

99.1	Press Release dated August 6, 2007

99.2	Home System Group Audit Committee Charter, adopted July 31, 2007

99.3	Home System Group Governance and Nominating Committee Charter, adopted July 31, 2007

99.4	Home System Group Compensation Committee Charter, adopted July 31, 2007